UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2003

Commission file number 0-27074

SECURE COMPUTING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	52-1637226
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

4810 Harwood Road, San Jose, CA	95124
(Address of principal executive offices)	(Zip code)

(408) 979-6100

Registrant’s telephone number, including area code

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 5.     Other Events.

On July 29, 2003, Secure Computing Corporation (the “Company”) issued a joint press release with N2H2, Inc., a Washington corporation (“N2H2”), announcing that the Company had entered into an Agreement and Plan of Merger, dated July 28, 2003, by and among the Company, N2H2, and Nitro Acquisition Corp., a wholly owned subsidiary of the Company. A copy of the joint press release issued by the Company and N2H2 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

2.1	Agreement and Plan of Merger

99.1	Press Release dated July 29, 2003 issued by Secure Computing Corporation regarding acquisition of N2H2, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SECURE COMPUTING CORPORATION

Date: July 29, 2003	By:	/s/ Timothy J. Steinkopf
Timothy J. Steinkopf,
Senior Vice President of Finance
and Chief Financial Officer
(Duly authorized officer and
Principal Financial Officer)